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                                                                    EXHIBIT 10.3


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                          SECURITIES PURCHASE AGREEMENT


                          DATED AS OF NOVEMBER 14, 2001

                                      AMONG

                               LPA HOLDING CORP.,

                               LPA INVESTMENT LLC

                                       AND

                        THE OTHER PURCHASERS NAMED HEREIN











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                                                  SECURITIES PURCHASE AGREEMENT
                                        dated as of November 14, 2001 (the
                                        "Agreement"), among LPA HOLDING CORP., a
                                        Delaware corporation (the
                                        "Corporation"), LPA INVESTMENT LLC, a
                                        Delaware limited liability company ("LPA
                                        Investment") and the parties signatory
                                        hereto (from time to time each an "Other
                                        Purchaser" and, collectively the "Other
                                        Purchasers"). Each Other Purchaser and
                                        LPA Investment are referred to herein as a "Purchaser" and collectively referred to as the "Purchasers".

                  WHEREAS, the Corporation desires to sell to the Purchasers and the Purchasers desire to purchase from the Corporation (the "Purchase"), (i) shares of Series B Convertible Redeemable Participating Preferred Stock, $0.01 par value (the "Series B Preferred Stock") of the Corporation, with the designations, preferences and rights set forth in the Certificate of Designations (as hereinafter defined) and (ii) warrants to purchase shares of Class A Common Stock, $0.01 par value, of the Corporation (the "Class A Common Stock"), in the form attached hereto as Exhibit A (the "New Warrants").

                  WHEREAS, promptly after each Closing (as defined herein), the Corporation shall use the proceeds from the Purchase for general working capital purposes.

                  NOW THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Corporation and the Purchasers hereby agree as set forth below.

                                   ARTICLE I

                        FILING; ISSUANCE AND RESERVATION;
                             SALE OF THE SECURITIES

         1. FILING OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

         Immediately prior to the execution and delivery of this Agreement, the Corporation shall have filed with the Secretary of State of the State of Delaware a Certificate of Amendment with respect to the Corporation's Certificate of Incorporation, in the form attached hereto as Exhibit B (the "Certificate of Amendment"), which amendment shall increase the authorized capital stock of the Corporation to 15,000,000 shares and shall increase the total number of shares designated Preferred Stock from 45,000 to 6,945,000.

         2. FILING OF AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS.

         Immediately prior to the execution and delivery of this Agreement, the Corporation shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations (as defined herein) in the form attached hereto as Exhibit C.

         3. AUTHORIZATION OF ISSUANCE AND SALE OF SECURITIES AND RESERVATION OF SHARES.

         Subject to the terms and conditions hereof, the Corporation has authorized (i) the issuance and sale to the Purchasers of the Series B Preferred Stock at each Closing, (ii) the issuance and sale to the Purchasers of the New Warrants at the Initial Closings, and (iii) the reservation of an aggregate of 7,462,000 shares of Class A Common Stock for issuance upon the conversion of the Series B Preferred Stock and the exercise of the New Warrants (such shares collectively, the "Reserved Shares").

         4. PURCHASE AND SALE OF THE SECURITIES.

         (a) On the date LPA Investment executes and delivers this Agreement (the "First Closing"), on the terms and subject to the conditions contained herein, the Corporation shall issue, sell and deliver to LPA Investment, and LPA Investment shall purchase from the Corporation, 1,572,078 shares of Series B Preferred Stock and New Warrants to purchase 452,343 shares of Class A Common Stock.

         (b) Promptly after the expiration of the offer period as set forth in the Preemptive Notice and on the terms and subject to the conditions contained herein, the Corporation shall issue, sell and deliver to each Other Purchaser that executes and delivers this Agreement, and such Purchaser shall purchase from the Corporation (the "Second Closing," and together with the First Closing, the "Initial Closings"), (i) a number of shares of Series B Preferred Stock equal to the product of (A) 1,954,922 (the "Initial Share Number") multiplied by
(B) such Other Purchaser's Proportional Percentage and (ii) a number of New Warrants equal to the product of (A) the New Warrant Number multiplied by (B) such Other Purchaser's Proportional Percentage.

         (c) At the Second Closing, on the terms and subject to the conditions contained herein, the Corporation shall issue, sell and deliver to LPA Investment and LPA Investment shall purchase from the Corporation (i) a number of shares of Series B Preferred Stock equal to (A) the Initial Share Number less
(B) the number of shares of Series B Preferred Stock purchased pursuant to
Section 1.4(a) and Section 1.4(b) above and (ii) a number of New Warrants equal to the New Warrant Number less the number of New Warrants issued pursuant to
Section 1.4(a) and Section 1.4(b) above.

         (d) All shares of Series B Preferred Stock and New Warrants purchased at an Initial Closing shall be purchased (x) free and clear of any liens, claims, charges and encumbrances whatsoever and with no restrictions on the voting rights thereof (in each case other than pursuant to the Transaction Documents and the Related Documents) and other incidents of record and beneficial ownership pertaining thereto, and (y) against receipt by the Corporation from each such Purchaser, the amount of funds equal to the product of the Per Share Purchase Price multiplied by the number of shares of Series B Preferred Stock being purchased by such Purchaser at the applicable Initial Closing.

         (e) Any payments made by any Purchaser pursuant to this Section 1.4 shall be in immediately available funds to an account designated by the Corporation.


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                                   ARTICLE II

                                    CLOSINGS

         1. INITIAL CLOSINGS.

             (f) The First Closing shall take place simultaneously with the execution and delivery of this Agreement by LPA Investment. The Second Closing shall take place within 10 business days after the expiration of the offer period as set forth in the Preemptive Notice.

             (g) At each Initial Closing, the Corporation shall deliver to each
Purchaser:

                  (i) one or more stock certificates registered in the name of such Purchaser, representing, in the aggregate, the number of shares of Series B Preferred Stock purchased by such Purchaser;

                  (ii) one or more warrant certificates registered in the name of such Purchaser, representing, in the aggregate, the number of New Warrants issued to such Purchaser pursuant to Section 1.4;

                  (iii) a certificate of the secretary of the Corporation dated as of the date of the First Closing, certifying (A) that true and complete copies of the Corporation's Fundamental Documents, including certified copies of the Certificate of Amendment and the Certificate of Designations, as in effect on the date hereof, are attached to such certificate, (B) as to the incumbency and genuineness of the signatures of each officer of the Corporation executing any of the Transaction Documents; and (C) the genuineness of the resolutions of the Board of Directors of the Corporation authorizing the execution, delivery and performance of the Transaction Documents to which the Corporation is a party and the consummation of the transactions contemplated thereby;

                  (iv) a certificate of good standing from the Secretary of State of the State of Delaware and any other state in which the Corporation is qualified to do business, each such certificate to be dated as close as is practicable to the date of Closing, and in any case, not more than ten business days prior to the date of the First Closing;

             (h) At each Initial Closing, each Purchaser shall deliver to the Corporation the purchase price for the Securities being purchased by such Purchaser hereunder.

         2. ADDITIONAL CLOSINGS.

         (i) The Corporation shall have the right to require:

                  (i) each Other Purchaser to purchase from time to time an additional number of shares of Series B Preferred Stock in an amount equal to such Other Purchaser's Proportional Percentage of the Additional Share Number (the "Other Purchaser Additional Share Number"); and


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


                   (ii) LPA Investment to purchase from time to time an additional number of shares of Series B Preferred Stock in an amount equal to the Additional Share Number less the Other Purchaser Additional Share Number.

            Each closing of the sale and purchase of shares of Series B Preferred Stock pursuant to this Section 2.2(a) is referred to herein as an "Additional Closing,"; together with the Initial Closings and each Additional Closing are referred to herein as the "Closings," (and each, a "Closing"), and the dates of the Closings are each referred to as a "Closing Date".

            (j) The holders of a majority of the outstanding Class A Common Shares may require the Corporation, at any time and from time to time prior to May 15, 2002, to exercise its rights under Section 2.2(a) above by delivery of a notice to such effect at least 10 business days before any proposed Additional Closing.

            (k) The Corporation shall consummate one or more Additional Closings from time to time such that, prior to May 15, 2002, after giving effect to all Closings, the Corporation shall have received gross proceeds in respect of the Series B Preferred Stock and New Warrants in an amount equal to $15 million.

            (l) Each of the Purchaser's and the Corporation's obligations pursuant to Section 2.2(a) above is subject to the following conditions:

                 (i) At least 5 business days prior to any proposed Additional Closing, the Corporation shall provide written notice to the Purchasers of the Corporation's intent to hold an Additional Closing, such notice to include (a) the date of the proposed Additional Closing, and (b) the number of Additional Shares to be purchased by each Purchaser and sold by the Corporation at such Additional Closing (the aggregate number of Additional Shares to be purchased and sold at such Additional Closing, the "Additional Share Number").

                 (ii) Subject to the terms and conditions hereof, at each Additional Closing, the Corporation shall issue and deliver to each Purchaser one or more stock certificates representing the Additional Shares purchased by such Purchaser at such Additional Closing.

                 (iii) As payment for the Additional Shares issued at such Additional Closing, each Purchaser shall deliver to the Corporation an amount equal to the number of Additional Shares received by such Purchaser multiplied by the Per Share Purchase Price. Such amount shall be delivered in immediately available funds to an account designated by the Corporation.

                 (iv) The Additional Share Number shall not be less than (i) $1,000,000 divided by (ii) the Per Share Purchase Price.

            (m) The obligations of the Purchasers to purchase Additional Shares pursuant to Section 2.2(a) above shall terminate at the earlier of (i) such time as the Corporation shall have issued, at the Initial Closings and Additional Closings, an aggregate number of shares of Series B Preferred Stock equal to the New Series B Preferred Stock Number for not less than the Per




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Share Purchase Price and (ii) such time as the sum of the (A) gross proceeds received by the Corporation pursuant to the Closings plus (B) the amount paid by J.P. Morgan Partners (23A SBIC), LLC to the Lenders (as defined in the Credit Agreement) pursuant to the Guarantee dated as of the date hereof, between J.P. Morgan Partners (23A SBIC), LLC, and Bank of America, N.A., collectively equals $15,000,000.

            (n) In the event that the Corporation requests, pursuant to this
Section 2.2, that the Purchasers purchase their respective Proportional Percentage of Additional Shares at any time and a Purchaser (a "Defaulting Purchaser") fails to purchase its respective Proportional Percentage of such shares at the applicable Additional Closing, in addition to any other rights that the Corporation may have at Law or equity, the Corporation may elect to exercise any or all of the following remedies, which shall be automatically effective, without consideration, upon delivery of a Default Notice:

                  (i) the Defaulting Purchaser shall agree to vote all shares of Series B Preferred Stock and all shares of Common Stock held by such Defaulting Purchaser in the same proportion as the other holders of Series B Preferred Stock and Common Stock, respectively, vote such shares and hereby grants an irrevocable proxy to the Corporation to vote such shares in such manner at any meeting of stockholders or by any action by written consent of stockholders, subject to delivery of such Default Notice (it being understood that such irrevocable proxy is coupled with an interest);

                  (ii) the Defaulting Purchaser shall forfeit all New Warrants held by such Defaulting Purchaser and/or the shares of Class A Common Stock issued upon the exercise thereof;

                  (iii) the Defaulting Purchaser shall forfeit all shares of Class A Common Stock issued or issuable upon conversion of the Series B Preferred Stock to the extent that such shares have been issued as a result of the anti-dilution provisions set forth in Section 6(d) of the Certificate of Designations;

                  (iv) the Defaulting Purchaser, at the election of the Corporation, as indicated in the Default Notice, either (A) shall forfeit all shares of Common Stock issued or issuable upon conversion of shares of Series B Preferred Stock held or previously held by such Purchaser or (B) shall convert all shares of Series B Preferred Stock held by such Defaulting Purchaser into shares of Class A Common Stock; and/or

                  (v) the Defaulting Purchaser shall forfeit the right to receive any amounts in respect of each share of Series B Preferred Stock held by such Defaulting Purchaser on the occurrence of a Liquidity Event (as defined in the Certificate of Designations) in excess of the Per Share Purchase Price.

                  If the Corporation elects to exercise its rights under this
         Section 2.2(f), it shall deliver a written notice (the "Default Notice") to the Defaulting Purchaser within 120 days after the date of the applicable Additional Closing, which shall specify which of the foregoing remedies the Corporation elects to exercise. Upon delivery of the Default Notice, the Corporation shall be authorized to cancel on its books the New Warrants,




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

         share certificates(s) or other documents or instruments representing any securities forfeited pursuant to this Section 2.2(f), record on its books the conversion of any shares of Series B Preferred Stock pursuant to this Section 2.2(f) and/or vote any shares of Series B Preferred Stock and/or Common Stock pursuant to the proxy granted pursuant to this Section 2.2(f). Each Purchaser (including all Defaulting Purchasers) hereby agrees to take all actions requested by the Corporation to give effect to the foregoing provisions of this Section 2.2(f), including, but not limited to, executing any documents or instruments and approving amendments to the organizational documents of the Corporation.

                  Without the requirement to deliver a Default Notice, no Defaulting Purchaser shall have the right to participate in any Additional Closings and such Defaulting Purchaser's Proportional Percentage of Additional Shares shall equal zero.

                  Notwithstanding anything to the contrary set forth in this Agreement, if no Other Purchasers execute and deliver this Agreement prior to the expiration of the offer period set forth in the Preemptive Notice, this Section 2.2(f) shall be null and void and without effect.

            (o) All shares of Series B Preferred Stock and New Warrants purchased at an Additional Closing shall be purchased (x) free and clear of any liens, claims, charges and encumbrances whatsoever and with no restrictions on the voting rights thereof (in each case other than pursuant to the Transaction Documents and the Related Documents) and other incidents of record and beneficial ownership pertaining thereto, and (y) against receipt by the Corporation from each such Purchaser, the amount of funds equal to the product of the Per Share Purchase Price multiplied by the number of shares of Series B Preferred Stock being purchased by such Purchaser at the applicable Additional Closing.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

            As a material inducement to the Purchasers to enter into and perform their respective obligations under this Agreement, the Corporation represents and warrants to each Purchaser as set forth below:

         1. ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER.

         Each of the Corporation and its Subsidiaries is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation, has all requisite power to own, lease and operate its Assets and to carry on its business as presently being conducted, and is qualified to do business and in good standing in every jurisdiction in which the failure to so qualify or be in good standing, individually or in the aggregate, could have a Material Adverse Effect on the Corporation and its Subsidiaries taken as a whole, as applicable. Each of the Corporation and its Subsidiaries has delivered to each Purchaser true and complete copies of its Fundamental Documents as amended and in effect on the date hereof.





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         2. AUTHORIZATION.

         The Corporation has all requisite power and authority to execute and deliver each Transaction Document to which it is a party and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of each such Transaction Document and all related transactions and to perform its obligations under each such Transaction Document. Each Transaction Document to which the Corporation is a party has been duly authorized by all necessary action (corporate or otherwise) on the part of the Corporation, and each Transaction Document to which the Corporation is a party has been duly executed and delivered by the Corporation and constitutes the valid and legally binding obligation of the Corporation enforceable in accordance with its terms and conditions.

         The authorization, issuance, sale and delivery of the Series B Preferred Stock and the New Warrants pursuant to the Closings and the reservation of the Reserved Shares have been duly authorized by all requisite action of the Corporation's Board of Directors and stockholders. As of (i) each Closing, the Series B Preferred Stock and New Warrants issued at such Closing and (ii) the date of their issuance, the Conversion Shares, will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, free and clear of any Liens whatsoever and with no restrictions on the voting rights thereof and other incidents of record and beneficial ownership pertaining thereto, in each case other than pursuant to the Transaction Documents and the Related Documents.

         3. NON-CONTRAVENTION.

         The execution, delivery and performance by the Corporation of the Transaction Documents, the consummation of the transactions contemplated thereby and compliance with the provisions thereof, including the issuance, sale and delivery of the Series B Preferred Stock and the New Warrants, have not and shall not, and the issuance and delivery of the Conversion Shares shall not, (a) violate any Law to which the Corporation, its Subsidiaries or any of their respective Assets is subject, (b) violate any provision of the Fundamental Documents of the Corporation or any of its Subsidiaries, (c) except with respect to stockholder approvals and certain provisions of the Credit Agreement for which waivers (the "Credit Waivers") shall have been obtained by the Corporation prior to each Closing, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract to which the Corporation or any of its Subsidiaries is a party or by which any of the Assets of the Corporation or any of its Subsidiaries is bound or (d) result in the imposition of any Lien upon any of the Assets of the Corporation or any of its Subsidiaries. Other than state blue sky securities filings, the Credit Waivers, and stockholder approvals, neither the Corporation nor any of its Subsidiaries has been or is required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity or any other Person for the valid authorization, reservation, issuance and delivery of the Series B Preferred Stock, the New Warrants or any other Transaction Documents, for the valid authorization, issuance and delivery of the Conversion Shares, or the valid authorization and reservation of the Reserved Shares.



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         4. CAPITALIZATION OF THE CORPORATION AND ITS SUBSIDIARIES.

         (p) Immediately after the First Closing, the authorized capital stock of the Corporation shall consist of:

                  (i) a number of shares of Preferred Stock, $.01 par value (the "Preferred Stock") as follows: (A) 45,000 shares designated as Series A Redeemable Preferred Stock, all of which will be issued and outstanding, fully paid and nonassessable, with no liability attaching to the ownership thereof and (B) a number of shares designated as Series B Convertible Redeemable Participating Preferred Stock equal to the New Series B Preferred Stock Number, (i) of which 1,572,078 will be issued and outstanding, fully paid and nonassessable, with no liability attaching to the ownership thereof, and (ii) the remainder of which will be reserved for issuance upon the Second Closing and the Additional Closings; and

                  (ii) 15,000,000 shares of Common Stock, $.01 par value (the "Common Stock"), consisting of (A) 14,980,000 shares of Class A Common Stock, of which (i) 584,965 shares will be issued and outstanding, fully paid and nonassessable, (ii) 237,613 shares will be reserved for issuance upon the exercise of the options, (iii) 626,634 shares will be reserved for issuance upon the exercise of the Warrants, (iv) 20,000 shares will be reserved for issuance upon the conversion of the Class B Common Stock, $.01 par value (the "Class B Common Stock"), and (v) 6,900,000 shares will be reserved for issuance upon the conversion of the Series B Preferred Stock; and (B) 20,000 shares of Class B Common Stock, of which 20,000 shares will be issued and outstanding, fully paid and non-assessable.

         (q) Except as set forth in Section 3.4(a) or as otherwise contemplated by the Transaction Documents, there are, and immediately after each Initial Closing there will be, no (i) outstanding warrants, options, agreements, convertible securities or other commitments or instruments pursuant to which the Corporation or any of its Subsidiaries is or may become obligated to issue or sell any shares of its capital stock or other securities or (ii) preemptive or similar rights to purchase or otherwise acquire shares of the capital stock or other securities of the Corporation or any of its Subsidiaries pursuant to any provision of Law, such Person's Fundamental Documents or any Contract to which such Person, or to the best knowledge of the Corporation, any stockholder thereof is a party; and, except as contemplated by the Transaction Documents and the Related Documents, there is, and, immediately after each Initial Closing there shall be, no Lien (such as a right of first refusal, right of first offer, proxy, voting trust, voting agreement, etc.) with respect to the sale or voting of shares of capital or securities of the Corporation or, except with respect to the Liens granted in connection with the transactions contemplated by the Credit Agreement, any of its Subsidiaries (whether outstanding or issuable).

         (r) All shares of the capital stock and other securities issued by the Corporation and each of its Subsidiaries have been issued in transactions in accordance with applicable state and federal laws and regulations governing the sale and purchase of securities.



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

         5. EQUITY INVESTMENTS.

         The Corporation owns, and as of each Initial Closing shall own, all of the issued and outstanding capital stock of La Petite Academy, Inc., a Delaware corporation, LPA Services, Inc., a Delaware corporation, and Bright Start, Inc., a Minnesota corporation. Except as set forth in the immediately preceding sentence, each of the Corporation and its Subsidiaries do not own, directly or indirectly, any capital stock, partnership interest or joint venture interest in, or any security issued by, any other Person.

         6. OFFERING EXEMPTION.

         Based in part upon the accuracy of the representations of each Purchaser in Article IV, the offering, sale and issuance of the Series B Preferred Stock and the New Warrants have been, are, and will be, exempt from registration under the Securities Act, and such offering, sale and issuance is also exempt from registration under applicable state securities and "blue sky" laws. The Corporation and its Subsidiaries have made all requisite filings and have taken or will take all action necessary to be taken to comply with such state securities or "blue sky" laws.

         7. BROKERS.

         The Corporation has not retained any investment banker, broker or finder in connection with the purchase of the Series B Preferred Stock and the New Warrants.

         8. DISCLOSURE.

         This Agreement, including the Schedules or Exhibits attached hereto, does not contain any untrue statements of a material fact or omit any material facts necessary to make the statements contained herein, in light of the circumstances in which they were made, not misleading as of the date hereof.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

          As a material inducement to the Corporation to enter into and perform its obligations under this Agreement, each Purchaser, severally and not jointly, represents and warrants to the Corporation as set forth below:

         1. POWER AND AUTHORITY.

         Such Purchaser has full power and authority to execute and deliver this Agreement. The execution and delivery by such Purchaser of this Agreement and the performance of the obligations of such Purchaser contained herein have been duly authorized by all requisite action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy,




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insolvency, reorganization, fraudulent conveyance, moratorium or other similar
Laws now or hereafter in effect relating to creditors' rights and subject to general principles of equity.

         2. NO CONFLICT.

         The execution and delivery by such Purchaser of this Agreement, such Purchaser's consummation of the transactions contemplated hereby and such Purchaser's compliance with the provisions hereof, will not (i) violate any provision of any document or other instrument governing its creation or operation, including any amendments thereto, (ii) violate, conflict with or constitute (with notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration, under, or result in the creation of any encumbrance upon such Purchaser's properties or assets pursuant to, the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license, agreement or other instrument or obligation to which such Purchaser is a party or by which such Purchaser or any of such Purchaser's properties or assets are bound, or (iii) violate any provision of Law applicable to such Purchaser or any of such Purchaser's properties or assets.

         3. NO CONSENT OR APPROVAL REQUIRED.

         No permit, authorization, consent or approval of or by, or notification of or filing with, any Person is required to be made or obtained by such Purchaser in connection with such Purchaser's valid authorization, execution, delivery and performance of this Agreement, other than those permits, authorizations, consents, approvals, notifications or filings that have been or will timely be obtained or made, as the case may be.

         4. INVESTMENT REPRESENTATIONS.

            (s) Such Purchaser, either individually or in conjunction with its Purchaser Representative (as defined in Rule 501 of the Securities Act), has such knowledge and experience in financial and business matters that he or it is capable of utilizing the information made available to such Purchaser, to evaluate the merits and risks of an investment in the Corporation and to make an informed investment decision with respect thereto. Such Purchaser is aware that the investment in the Securities is highly speculative. Such Purchaser is able, without impairing such Purchaser's financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of his or its investment.

            (t) Such Purchaser understands and acknowledges that the offering of the Securities have not been considered or approved by any governmental or other entity.

            (u) Such Purchaser recognizes that an investment in the Corporation involves certain risks, and has taken full cognizance of the risk factors related to the Securities. Such Purchaser has had the opportunity to consult with his or its professional, tax and legal advisors with respect to the federal, state, local and foreign income tax consequences of such Purchaser's participation as a holder of the Securities.

            (v) Such Purchaser understands that there is no public market for the Securities and that the transferability of the Securities is restricted. Such Purchaser will not transfer the Securities acquired by him or it hereunder, except in compliance with this Agreement.

            (w) The Securities issued to such Purchaser were issued for such Purchaser's own account, for investment purposes only and were not acquired with a view towards resale or further distribution. Such Purchaser understands that the Securities have not been registered for sale under the Securities Act or registered or qualified under any applicable state securities Laws and that the Securities issued to such Purchaser cannot be offered for sale or sold by such Purchaser or anyone acting for such Purchaser's account or on such Purchaser's behalf without the registration of the Securities, as applicable, and/or the fulfillment of other regulatory requirements.

            (x) Such Purchaser further understands that, with respect to the Securities, the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may only afford the basis for sales of such Purchaser's Note only in limited amounts.

            (y) Such Purchaser has not and none of its officers, directors or employees (or any Affiliate of the foregoing) employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby and such Purchaser will not have any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

            (z) Such Purchaser further understands that the Corporation is entering into this Agreement with such Purchaser in reliance upon such Purchaser's representations to the Corporation contained in this Section 4.4.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

            1. COVENANTS OF THE CORPORATION.

            (aa) The Corporation hereby agrees that LPA Investment may rely on the Corporation's covenant in Article VI of the Stockholders' Agreement concerning Small Business Administration issues as if such Stockholders' Agreement had been executed on the date hereof.

            (bb) Prior to or on the date of the First Closing, the Corporation shall use commercially reasonable efforts to obtain Credit Waivers under the Credit Agreement for the transactions contemplated by this Agreement and the Transaction Documents.

            2. CONSENTS OF EACH PURCHASER.

            (cc) Each Purchaser hereby agrees to and does consent, in its capacity as a holder of Common Stock and/or a holder of Preferred Stock, as applicable, to the filing of the Certificate of Amendment and the Certificate of Designations with the Secretary of State of the State of Delaware in the forms attached hereto as Exhibits B and C respectively.

            (dd) LPA Investment hereby waives the notice provisions contained in
Section 4(l) of the May 1998 Warrant and December 1999 Warrant with respect to the transactions contemplated hereunder.

         3. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS, ETC.

         All representations and warranties hereunder shall survive each Initial Closing. Except as otherwise provided herein, all of the Transaction Documents and the Related Documents shall survive indefinitely until, by their respective terms, they are no longer operative.

         4. INDEMNIFICATION.

            (ee) In addition to all rights and remedies available to the Purchasers at law or in equity, the Corporation shall indemnify the Purchasers and, to the extent any Purchaser expressly agrees in writing with a transferee who acquires the Series B Preferred Stock, the New Warrants or Conversion Shares from such Purchaser, such transferee and each of their respective Affiliates, stockholders, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "Indemnified Parties") and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any loss (including, without limitation, diminutions in value), liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of any third party, including interest, penalties, reasonable attorneys' fees and expenses and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses") which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

                  (i) any misrepresentation or breach of a representation or warranty on the part of the Corporation under Article III;

                  (ii) without duplication of Section 5.4(a)(i), any misrepresentation in or omission from any of the representations or warranties contained in the Transaction Documents, or any of the Exhibits and Schedules attached thereto, or any of the certificates or other documents furnished to a Purchaser by the Corporation and contemplated by the Transaction Documents;

                  (iii) any nonfulfillment or breach of any covenant or agreement on the part of the Corporation under the Transaction Documents; or

                  (iv) any claim (whenever made) resulting from or caused by any transaction, status, event, condition, occurrence or situation relating to, arising out of or in connection with (A) the status of, or conduct of the business and affairs of, the Corporation and its Subsidiaries,
         (B) the execution, delivery and performance of this Agreement and the other Transaction Documents and the related documents and agreements contemplated hereby and thereby or (C) any actions taken by or omitted to be taken by any of the Indemnified Parties in connection with this Agreement and the other Transaction Documents or the related documents and agreements contemplated hereby and thereby.

         (ff) Notwithstanding the foregoing, upon judicial determination, which is final and no longer appealable, that the act or omission giving rise to the indemnification pursuant to clause (iv) of Section 5.4(a) resulted primarily out of or was based primarily upon the Indemnified Party's gross negligence, fraud or willful misconduct (unless such action was based upon the Indemnified Party's reliance in good faith upon any of the representations, warranties, covenants or promises made by the Corporation herein) by the Indemnified Party, the Corporation shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Corporation shall be entitled to recover from the Indemnified Party all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses of the Corporation reasonably incurred in effecting such recovery, if any.

         (gg) All indemnification rights hereunder shall survive the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated herein and therein indefinitely, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of such Purchaser and/or any of the other Indemnified Parties or the acceptance by such Purchaser of any certificate or opinion.

         (hh) If for any reason the indemnity provided for in this Section 5.4 is unavailable to any Indemnified Party or is insufficient to hold each such Indemnified Party harmless from all such Losses arising with respect to the transactions contemplated by the Documents, then the Corporation and the Indemnified Party shall each contribute to the amount paid or payable by such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation on the one hand and such Indemnified Party on the other but also the relative fault of the Corporation and the Indemnified Party as well as any relevant equitable considerations. In addition, the Corporation agrees to reimburse any Indemnified Party upon demand for all reasonable expenses (including legal counsel fees) incurred by such Indemnified Party or any such other person in connection with investigating, preparing or defending any such action or claim. The indemnity, contribution and expense reimbursement obligations that the Corporation has under this Section 5.4 shall be in addition to any liability that the Corporation may otherwise have. The Corporation further agrees that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Party is a formal party to any such lawsuits, claims or other proceedings.

         (ii) Any indemnification of the Purchaser or any other Indemnified Party by the Corporation pursuant to this Section 5.4 shall be effected by wire transfer of immediately available funds from the Corporation to an account designated by the Purchaser or such other Indemnified Party within 15 days after the determination thereof.

         (jj) By executing this Agreement, the Corporation (a) agrees that no Indemnified Party shall have any liability to the Corporation or its Subsidiaries pursuant to this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby (the "Covered Conduct") except to the extent that a court of competent jurisdiction shall have determined by final judgment, no longer subject to appeal, that the losses resulting from such Covered Conduct primarily resulted from such Indemnified Party's willful misconduct, fraud or gross negligence, (b) agrees that it will not make under any circumstances, nor will it allow its Subsidiaries to make under any circumstances, any claim against any Indemnified Party for any special, indirect or consequential damages in respect of any breach or wrongful conduct (whether the claim therefore is based on contract, tort or duty imposed by law) in connection with, arising out of or in any way related to, the transactions contemplated by and the relationship established by this Agreement, the Transaction Documents, the Related Documents or the transactions contemplated hereby or thereby, or any act, omission or event occurring in connection therewith, and (c) waives, releases and agrees not to sue upon, and it agrees to cause its Subsidiaries not to sue upon, any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in any such party's favor.

         (kk) This Section 5.4 shall not apply to any Purchaser who breaches its respective obligations under Section 2.2.

                                   ARTICLE VI

                       SECURITIES LAW COMPLIANCE; LEGENDS

         1. RESTRICTION ON TRANSFER.

         Subject to having received the prior consent of the Board of Directors of the Corporation and such transferee agreeing to be bound by a confidentiality agreement reasonably acceptable to the Corporation, no Purchaser shall Transfer the Securities except in compliance with the conditions specified in this
Article VI.

         2. RESTRICTIVE LEGENDS.

            (ll) Each certificate for the Securities shall (unless otherwise provided by the provisions of Section 6.4 but subject to Section 6.2(c)) be stamped or otherwise imprinted with a legend in substantially the following terms:

            "THE REGISTERED HOLDER HEREOF HAS REPRESENTED TO THE ISSUER OF THE SHARES REPRESENTED HEREBY THAT IT HAS ACQUIRED SUCH SECURITIES FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION. ACCORDINGLY, SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUBSEQUENTLY REGISTERED THEREUNDER OR AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE.

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE SECURITIES PURCHASE AGREEMENT DATED NOVEMBER 14, 2001, AS AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME, AMONG THE ISSUER (THE "CORPORATION") AND THE OTHER PARTIES THERETO. THE TERMS OF SUCH AGREEMENT INCLUDE, AMONG OTHER OBLIGATIONS, EQUITY COMMITMENT

         OBLIGATIONS. FAILURE TO SATISFY SUCH OBLIGATIONS COULD SUBJECT THE HOLDER OF SUCH SECURITIES TO CERTAIN NEGATIVE EVENTS MORE FULLY DESCRIBED IN SUCH AGREEMENT. COPIES OF SUCH AGREEMENT WILL BE FURNISHED TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST OF THE CORPORATION."

         (mm) In addition to the above, any Conversion Shares issued by the Corporation shall be subject to the terms of the Stockholders Agreement, including, without limitation, the legending requirements set forth in Section
7.5 thereof.

         (nn) Notwithstanding anything to the contrary set forth in Section 6.3, the second legend set forth in Section 6.2(a) shall be printed on all Securities until such time as the obligations of the Purchasers in Sections 2.2 are no longer in effect.

         3. NOTICE OF TRANSFER.

         The holder of any Securities, by its acceptance or purchase thereof, agrees, prior to any Transfer of any such Securities (except pursuant to an effective registration statement), to give written notice to the Corporation of such holder's intention to effect such transfer and agrees to comply in all other respects with the provisions of this Article VI. Each such notice shall describe the manner and circumstances of the proposed Transfer and, unless waived by the Corporation, shall be accompanied by the written opinion, addressed to the Corporation, of counsel for the holder of such Securities (which counsel shall be reasonably satisfactory to the Corporation), stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to the Corporation) such proposed Transfer does not involve a transaction requiring registration or qualification of such Securities under the Securities Act or the securities laws of any state of the United States. Subject to complying with the other applicable provisions hereof, such holder of Securities shall be entitled to consummate such Transfer in accordance with the terms of the notice delivered by it to the Corporation if the Corporation does not object (on the basis that such transfer violates the provisions of this Article VI) to such transfer within five days after the delivery of such notice. Each certificate or other instrument evidencing the securities issued upon the transfer of any Securities (and each certificate or other instrument evidencing any untransferred balance of such securities) shall bear the legend set forth in
Section 6.2 unless (i) in such opinion of such counsel registration of future transfer is not required by the applicable provisions of the Securities Act or the securities laws of any state of the United States or (ii) the Corporation shall have waived the requirement of such legend.

         4. REMOVAL OF LEGENDS, ETC.

         Notwithstanding the foregoing provisions of this Article VI, the restrictions imposed by Sections 6.1, 6.2(a), and 6.3 upon the transferability of any Securities shall cease and terminate when (i) any such Securities are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a registration statement or are sold or otherwise disposed of in a transaction contemplated by
Section 6.3 which does not require that the securities transferred bear the legend set forth in Section 6.2(a), or (ii) the holder of such Securities has met the requirement of transfer of such Securities pursuant to subparagraph (k) of Rule 144 of the Securities Act. Whenever the restrictions imposed by Sections 6.1, 6.2(a) and 6.3 shall terminate, as herein provided, the holder of any Securities shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 6.2(a) and not containing any other reference to the restrictions imposed by Sections 6.1, 6.2(a) and 6.3.


                                  ARTICLE VII

                                 MISCELLANEOUS

         1. NO THIRD PARTY BENEFICIARIES.

         Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be.

         2. ENTIRE AGREEMENT.

         This Agreement, the Transaction Documents and the Related Documents constitute the entire agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among the parties hereto, written or oral, with respect to the Securities issued hereunder.

         3. SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party hereto; provided, however, that each Purchaser may assign any of its rights under any of the Transaction Documents and Related Documents to (i) any Affiliate of the Purchaser, (ii) any Person who shall acquire substantially all of the Assets of the Purchaser or a majority in voting power of the capital stock of the Purchaser (whether pursuant to a merger, consolidation, stock sale or otherwise), (iii) any lender of the Purchaser (or any agent therefor) for security purposes and the assignment thereof by any such lender or agent to any purchaser in connection with the exercise by any such lender or agent of all of its rights and remedies as a secured creditor with respect thereto and (iv) any Person to whom the Purchaser shall transfer any Securities in accordance with the terms of the Transaction Documents and Related Documents; provided that no such assignment shall relieve such Purchaser of its obligations hereunder and any transferee shall agree in writing to be bound by this Agreement as a Purchaser.

         4. COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes. Without limiting the foregoing, the parties acknowledge and agree that Other Purchasers will execute and deliver a counterpart to this Agreement between the date hereof and the expiration of the offer period as set forth in the Preemptive Notice.

         5. NOTICES.

            (oo) All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i) If to the Corporation, to:

                     LPA Holding Corp.
                     c/o La Petite Academy, Inc.
                     14 Corporate Woods
                     8717 West 110th Street,
                     Suite 300
                     Overland Park, Kansas  66210
                     Attention:  Chief Executive Officer
                     Telephone: (913) 345-1250
                     Facsimile: (913) 345-9669

                  with a copy to:

                     O'Sullivan LLP
                     30 Rockefeller Plaza, 27th floor
                     New York, New York  10112
                     Attention: John J. Suydam, Esq.
                     Telephone: (212) 728-5890
                     Facsimile: (212) 408-2420

                  (ii) If to LPA Investment, to:

                     LPA Investment LLC
                     c/o J.P. Morgan Partners, LLC
                     1221 Avenue of the Americas
                     New York, New York  10020
                     Attention:  Official Notices Clerk
                     Facsimile: (212) 899-3401

                  with a copy to:

                     O'Sullivan LLP
                     30 Rockefeller Plaza, 27th floor

                           New York, New York  10112
                           Attention:  John J. Suydam, Esq.
                           Telephone: (212) 728-5890
                           Facsimile: (212) 408-2420

              (iii) If to any Other Purchaser, to the address set forth on the signature page to this Agreement.

         (pp) All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by facsimile, on the date of such delivery, (iii) in the case of delivery by nationally recognized overnight courier with guaranteed next day delivery, on the first business day following dispatch and (iv) in the case of mailing, on the fifth business day following such mailing.

         6. GOVERNING LAW.

         THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

         7. AMENDMENTS AND WAIVERS.

         No amendment to or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both the Corporation and the Purchasers representing a majority of the outstanding Series B Preferred Stock (on an as-converted basis) (the "Majority Holders"). No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         8. CONFIDENTIALITY; PUBLICITY.

         The Corporation shall not issue any press release or other public announcement with respect to the Transaction Documents or the transactions contemplated hereby without the prior written consent of the Majority Holders. No Purchaser shall issue any press release or other public announcement with respect to the Transaction Documents or the transactions contemplated hereby without the prior written consent of the Corporation. Each party hereto agrees to keep confidential the transactions contemplated hereby, the terms and conditions of the

Transaction Documents, the Related Documents and all information related thereto or provided hereunder, except to the extent (i) necessary to consummate the transactions contemplated hereby or (ii) as may be required by Law.

         9. CERTAIN DEFINITIONS.

                  "Additional Closing" shall have the meaning set forth in
Section 2.2(a).

                  "Additional Shares" means shares of Series B Preferred Stock to be purchased at any Additional Closing.

                  "Additional Share Number" shall have the meaning set forth in
Section 2.2(d)(i).

                  "Affiliate" means, with respect to any Person, any of (a) a director, officer or stockholder holding 5% or more of the capital stock (on a fully diluted basis) of such Person, (b) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or officer of such Person) and (c) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" shall have the meaning set forth in the caption of this Agreement.

                  "Agreement and Plan of Merger" means the Agreement and Plan of Merger dated as of March 17, 1998 by and between the Purchaser and Vestar/LPA Investment Corp., a Delaware corporation, as it may be amended from time to time.

                  "Assets" means, with respect to any Person, all of the assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, owned by such Person.

                  "Certificate of Amendment" shall have the meaning set forth in
Section 1.1.

                  "Certificate of Designations" means the Certificate of Designations, Preferences and Rights of Series B Convertible Redeemable Participating Preferred Stock of the Corporation.

                  "Class A Common Stock" shall have the meaning set forth in the preamble to this Agreement.

                  "Class B Common Stock" shall have the meaning set forth in
Section 3.4(a).

                  "Closing" shall have the meaning set forth in Section 2.2.

                  "Closing Date" shall have the meaning set forth in Section
2.2.

                  "Common Stock" shall have the meaning set forth in Section 3.4(a).

                  "Contract" means any agreement, contract, license, commitment, lease, indenture or evidence of indebtedness to which the Corporation or any of its Subsidiaries is bound or by which the Assets of the Corporation or any of its Subsidiaries are bound.

                  "Conversion Shares" means the Reserved Shares issued upon the conversion of the Series B Preferred Stock and the exercise of the New Warrants, collectively.

                  "Covered Conduct" shall have the meaning set forth in Section 5.4(f).

                  "Credit Agreement" means the Credit Agreement dated as of May 11, 1998, as amended, modified or restated from time to time, among the Corporation, La Petite Academy, Inc., NationsBank, N.A., The Chase Manhattan Bank and the Lenders named therein.

                  "Credit Waivers" shall have the meaning set forth in Section 3.3.

                  "December 1999 Warrant" means the warrant for 22,051 shares of Class A Common Stock issued to LPA Investment on December 15, 1999.

                  "Default Notice" shall have the meaning set forth in Section 2.2(f).

                  "Defaulting Purchaser" shall have the meaning set forth in
Section 2.2(f).

                  "First Closing" shall have the meaning set forth in Section 1.4(a).

                  "Fundamental Documents" means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the "Fundamental Documents" of a corporation would be its charter, including any certificates of designations filed with the applicable Secretary of State, and by-laws.

                  "GAAP" means U.S. generally accepted accounting principles.

                  "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, Federal, state or local.

                  "Indemnified Parties" shall have the meaning set forth in
Section 5.4(a).

                  "Initial Closing" shall have the meaning set forth in Section 1.4(b).

                  "Initial Share Number" shall have the meaning set forth in
Section 1.4(b).

                  "Law" means any constitution, law, statute, treaty, rule, directive, requirement or regulation or Orders of any Governmental Entity.

                  "Lien" means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, option, or other similar arrangement or interest in real or personal property.

                  "Losses" shall have the meaning set forth in Section 5.4(a).

                  "Majority Holders" shall have the meaning set forth in Section 7.7.

                  "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the business, operations, Assets, condition (financial or otherwise), operating results, liabilities or prospects of such Person and its Subsidiaries, if any, taken as a whole.

                  "May 1998 Warrant" means the warrant for 42,180 shares of Class A Common Stock issued to the LPA Investment on May 11, 1998.

                  "New Series B Preferred Stock Number" means 6,900,000.

                  "New Warrant Number" means 562,500.

                  "New Warrants" shall have the meaning set forth in the preamble to this Agreement.

                  "Orders" means judgments, writs, decrees, injunctions, orders, compliance agreements or settlement agreements of or with any Governmental Entity or arbitrator.

                  "Other Purchaser Additional Share Number" shall have the meaning set forth in Section 2.2.

                  "Per Share Purchase Price" means an amount equal to $2.174.

                  "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability corporation, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

                  "Preemptive Notice" means the notice dated the date immediately preceding the date hereof from the Corporation to the Stockholders of the Corporation.

                  "Preferred Stock" shall have the meaning set forth in Section 3.4(a)(i).

                  "Proceeding" means any action, suit, proceeding, complaint, charge, hearing, inquiry or investigation before or by a Governmental Entity or an arbitrator.

                  "Proportional Percentage" means the quotient obtained by dividing (i) the number of shares of Series B Preferred Stock which such Other Purchaser commits to purchase pursuant to the terms and conditions of the Preemptive Notice executed by such Other Purchaser (which shall not be greater than such Other Purchaser's Common Stock Percentage (as defined in the Stockholders Agreement) as of the date hereof) by (ii) the New Series B Preferred Stock Number.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of the May 11, 1998, as amended, among the Corporation, LPA Investment and the other Shareholders of the Corporation signatory thereto.

                  "Related Documents" means the Stockholders' Agreement and the Registration Rights Agreement.

                  "Reserved Shares" shall have the meaning set forth in Section 1.3.

                  "SBA Sideletter" means the letter from the Corporation to LPA Investment regarding the Corporations compliance with regulations promulgated under the Small Business Investment Act of 1958.

                  "Second Closing" shall have the meaning set forth in Section 1.4(b).

                  "Securities" means (i) the Series B Preferred Stock, (ii) the Conversion Shares, and (iii) the New Warrants, collectively.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Series B Preferred Stock" shall have the meaning set forth in the preamble to this Agreement.

                  "Stockholders' Agreement" means the Stockholders' Agreement dated as of May 11, 1998, as amended, among the Corporation, LPA Investment and the other parties thereto.

                  "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                  "Transaction Documents" means (i) this Agreement, (ii) the Certificate of Designations, (iii) the New Warrants and (iv) the SBA Sideletter.

                  "Transfer" shall be construed broadly and shall include any transfer (whether voluntary, involuntary or by operation of law) of securities or any interest therein, including without limitation, by way of issuance, sale, participation, pledge, gift, bequeath, intestate transfer, distribution, liquidation, merger or consolidation.

                  "Warrants" means the May 1998 Warrant, the December 1999 Warrant and the New Warrants collectively.

         10. INCORPORATION OF SCHEDULES AND EXHIBITS.

         The Schedules and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

         11. CONSTRUCTION.

         Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

         12. INTERPRETATION.

         Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. As used in this Agreement (including all Schedules, Exhibits, Annexes and amendments hereto), the masculine, feminine and neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires. References to Articles and Sections refer to articles and sections of this Agreement. Similarly, references to Schedules, Exhibits and Annexes refer to schedules, exhibits and annexes, respectively, attached to this Agreement. Unless the content requires otherwise, words such as "hereby," "herein," "hereinafter," "hereof," "hereto," "hereunder" and words of like import refer to this Agreement. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         13. INDEPENDENCE OF COVENANTS AND REPRESENTATIONS AND WARRANTIES.

         All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

         14. REMEDIES.

         The parties hereto shall each have and retain all other rights and remedies existing in their favor at Law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement. Without limiting the generality of the foregoing, the Corporation hereby agrees that in the event the Corporation fails to convey any number of Securities to any Purchaser in accordance with the provisions of this Agreement, such Purchaser's remedy at law may be inadequate. In such event, such Purchaser shall have the right, in addition to all other rights and remedies it may have, to specific performance of the obligations of the Corporation to convey such number of Securities.

         15. SEVERABILITY.

         It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         16. WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first above written.

                                 LPA HOLDING CORP.



                                 By:   /s/ Jeffrey Fletcher
                                    -----------------------------
                                    Name: Jeffrey Fletcher
                                    Title: Secretary and Chief Financial Officer


                                 LPA INVESTMENT LLC



                                 By:   /s/ Stephen Murray
                                    -----------------------------
                                    Name: Stephen Murray
                                    Title:  Managing Director

                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT
                             (FOR OTHER PURCHASERS)




SIGNATURE OF PURCHASER:  _____________________________


NAME OF PURCHASER: ___________________________________

TITLE (IF APPLICABLE):  ______________


ADDRESS: __________________         _____________________     ___________
         (NO. & STREET)             (CITY, STATE)             (ZIP CODE)

TELEPHONE NO.:  (___) _____  -  _________

FACSIMILE NO.:  (___) _____  -  _________